UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2010
DiamondRock Hospitality Company
(Exact name of registrant as specified in its charter)

Maryland	001-32514	20-1180098

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 800 Bethesda, MD	20817

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 744-1150
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report on Form 8-K is furnished under Item 2.02 — “Results of Operations and Financial Condition” and Item 7.01 — “Regulation FD Disclosure.” Such information, including the exhibit attached hereto, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.
ITEM 2.02. Results of Operations and Financial Condition.
ITEM 7.01. Regulation FD Disclosure.
On July 14, 2010, DiamondRock Hospitality Company (the “Company”) issued a press release announcing its financial estimates for the quarter ended June 18, 2010. The press release also announced that the Company had had signed a definitive purchase and sale agreement to acquire the 166-room Renaissance Charleston Historic District and provided updates on the Company’s recent acquisition activities. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.
See Index to Exhibits attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY
Date: July 15, 2010	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 14, 2010.